EXHIBIT 32.2

CERTIFICATION OF CFO

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SECURITIES AND EXCHANGE COMMISSION

450 Fifth Street, N.W.

Washington, C.C. 20549

Ladies and Gentlemen:

The Certifications set forth below are being submitted in connection with the Quarterly Report on Form 10-Q (the “Report”) of DATA443 RISK MITIGATION, INC. for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jason Remillard, the Chief Financial Officer, of DATA443 RISK MITIGATION, INC., hereby certifies that to the best of his knowledge and in the respective capacities as an officer of DATA443 RISK MITIGATION, INC.:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DATA443 RISK MITIGATION, INC.

A signed original of this written statement required by Section 906 has been provided to our Company and will be retained by our Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 26, 2021	By:	/s/ Jason Remillard
	Name:	JASON REMILLARD
	Title:	Chief Financial Officer (Principal Accounting Officer)